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                                                             Exhibit 99.Code eth


                                  EXHIBIT (p).

                                 Code of Ethics


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                                 CODE OF ETHICS

                            THE WEITZ FUNDS ("TRUST")
                     WALLACE R. WEITZ & COMPANY ("ADVISER")
                     WEITZ SECURITIES, INC. ("DISTRIBUTOR")

This Code of Ethics ("Code") is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Company Act"). In conformity with these rules, this Code is adopted by the above-listed entities (collectively referred to as "Weitz").

1.   STANDARDS OF BUSINESS CONDUCT

We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients, including registered investment companies and their shareholders, individual accounts and unregistered pooled investment vehicles and their interest holders (collectively, "Clients"), is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

We are fiduciaries and as such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients' interests are paramount and come before our personal interests. Our Access Persons and Supervised Persons, as those terms are defined in this Code, are also expected to behave as fiduciaries with respect to our Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client's account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons and Supervised Persons of Weitz must not:

     -    employ any device, scheme or artifice to defraud a Client;

     - make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     - engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

     -    engage in any manipulative practice with respect to a Client;

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     -    use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage, for material personal gain, or to the detriment of a Client; or

     - conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in applicable compliance manuals.(1) However, Access Persons and Supervised Persons are expected to comply not merely with the "letter of the law", but with the spirit of the laws, this Code and applicable compliance manuals.

Should you have any doubt as to whether this Code applies to you, you should contact the CCO.

2.   DEFINITIONS

As used in the Code, the following terms have the following meanings:

     A. ACCESS PERSONS include (1) any director, trustee, officer or general partner of the Trust or the Adviser; (2) any employee of the Trust or its adviser (or of any company in a control relationship to the Trust or its adviser) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (3) any supervised person of the Adviser who
          (a) has access to nonpublic information regarding any Clients' purchase or sale of securities, or portfolio holdings of any Reportable Fund; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; (4) any natural person in a control relationship to the Trust or its adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of securities by the Trust; (5) any director, trustee, officer or general partner of the Distributor who, in the ordinary course of business, (a) makes, participates in or obtains information regarding, the purchase or sale of Reportable Securities by the Trust; or (b) relate to the making of any recommendations to the Trust regarding the purchase or sale of Reportable Securities; and (6) any other person who the CCO determines to be an Access Person.(2) For purposes of this Code, Weitz has determined that all employees are Access Persons.

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(1)  Applicable compliance manuals include the Adviser's policies and procedures adopted pursuant to Adviser Act Rule 206(4)-7, the Trust's policies and procedures adopted pursuant to Company Act Rule 38a-1 and/or any written supervisory procedures adopted by the Distributor, as they may exist from time to time. A list of relevant compliance manuals is included on Appendix
     A. Whether or not listed, Access Persons and Supervised Persons are required to comply with all relevant compliance procedures.

(2) The CCO will inform all Access Persons of their status as such and will maintain a list of Access Persons and Supervised Persons. See Appendix B.

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     B.   AUTOMATIC INVESTMENT PLAN means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan ("DRIP").

     C. BENEFICIAL OWNERSHIP generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). However, any transactions or holdings reports required by Section 4.C. of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.

     D. CHIEF COMPLIANCE OFFICER ("CCO") means the Adviser's Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO's designee, as applicable.

     E. FEDERAL SECURITIES LAWS means: (1) the Securities Act of 1933, as amended ("Securities Act"); (2) Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4) the Company Act, (5) the Advisers Act; (6) title V of the Gramm-Leach-Bliley Act; (7) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to funds and investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

     F. INITIAL PUBLIC OFFERING ("IPO") means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

     G. LIMITED OFFERING means an offering that is exempt from registration under Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506. For greater clarity, Limited Offerings of securities issued by any private collective investment vehicle or unregistered hedge fund advised by Adviser are included within the term "Limited Offering".

     H. PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security.

     I. REPORTABLE FUND means: (1) any registered investment company advised by the Adviser; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Weitz entity. Appendix A, as may be amended from time to time, contains a list of all Reportable Funds.

     J.   REPORTABLE SECURITY means any security as defined in Advisers Act
          Section 202(a)(18) and Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of

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          deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds other than Reportable Funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. For purposes of this Code, the term Reportable Security which provides a narrower exemption than the term "Covered Security",(3) is used for compliance with both Rule 204A-1 and Rule 17j-1, except as noted otherwise.

     K. SECURITY HELD OR TO BE ACQUIRED means any Reportable Security which, within the most recent 15 days, (1) is or has been held by a Client, or (2) is being or has been considered by a Client or the Adviser for purchase by a Client. This definition also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security.

     L. SUPERVISED PERSON of the Adviser means any partner, officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.

3.   SUBSTANTIVE RESTRICTIONS(4)

     A. BLACKOUT PERIOD. No Access Person shall buy or sell a Covered Security within seven (7) days before or after any trades in the security are made for Client accounts. The price paid or received by a Client account for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. Trades in securities made for Weitz Partners III Limited Partnership, Heider-Weitz Limited Partnership, Weitz Research Fund, L.P. or Income Partners Limited Partnership shall not be subject to the Blackout Period. The restrictions contained in this paragraph A shall not apply to any trustee who is not an "interested person" of the Trust within the meaning of Company Act Section 2(a)(19) ("Independent Trustee").

     B. IPO AND LIMITED OFFERING RESTRICTIONS. Access Persons, may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval by the CCO or the CCO's designee in the form attached as Exhibit A. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being

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(3)  COVERED SECURITY under Rule 17j-1 means any security as defined in Company
     Act Section 2(a)(36) except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies.

(4) The IPO and Limited Offering Restrictions are required under the Rules. Other substantive restrictions include certain best practices recommended by the ICI Blue Ribbon Panel under Rule 17j-1 or by the ICAA under Rule 204A-1.

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          offered to such person because of his or her position with Weitz. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Access Person who has been authorized to acquire interests in such securities must disclose their interests if involved in considering an investment in such securities for a Client. Any decision to acquire the issuer's securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer. The restrictions contained in this paragraph B shall not apply to any Independent Trustee.

  C. SHORT SWING PROFITS. Access Persons, (not including Trustees of The Weitz Funds) may not profit from the purchase and sale or sale and purchase of the same or equivalent Reportable Securities within sixty calendar days; provided, however, that the CCO shall have the right to consent to certain exceptions to this prohibition. Nothing in this restriction shall be deemed to prohibit avoidance of loss through trading within a period shorter than sixty calendar days. This prohibition applies to all Reportable Securities, not just those held in Client accounts. The restrictions contained in this paragraph C shall not apply to any Independent Trustee.

     D. GIFT POLICY. Access Persons and Supervised Persons must not give gifts to, or accept gifts from, any entity doing business with or on behalf of the Adviser, the Distributor or the Trust in contravention of our gift policy, as contained in our compliance procedures.

     E. CONFLICTS OF INTEREST. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, "Chinese Wall" procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or us or which would impair their ability to discharge their duties with respect to us and our Clients.

     F. FAIR TREATMENT. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.

     G. SERVICE AS OUTSIDE DIRECTOR, TRUSTEE OR EXECUTOR. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval. In the event such a request is approved, "Chinese Wall" procedures may be required to avoid potential conflicts of interest. Other than by virtue of their position with Weitz or with respect to a family member, no Access Person or Supervised Person may serve as a trustee, executor or fiduciary. Similarly, Access Persons may not serve on a creditor's committee. In appropriate circumstances the CCO may grant exemptions from this provision. The restrictions contained in this paragraph G shall not apply to any Independent Trustee.

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     H.   FORFEITURES. Any profits derived from securities transactions in violation of paragraphs A, B, or C, above, shall be forfeited and may be paid to one or more Clients or Reportable Funds for the benefit of the Client(s) or, if the Client is a Reportable Fund, its shareholders, if such a payment is determined by the CCO (or, in the case of a Reportable Fund, the Reportable Fund's Board of Trustees) to be appropriate under the circumstances, or to a charity determined by the CCO or the Board of Trustees, as applicable. Gifts accepted in violation of paragraph E shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

     I. REPORTING VIOLATIONS. Any Access Person or Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO's designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons and Supervised Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

     J. WAIVERS. CCO may grant waivers of any substantive restriction in appropriate circumstances (E.G., personal hardship) and will maintain records necessary to justify such waivers.

     K. BROKERAGE ACCOUNTS. Access Persons must disclose all brokerage accounts to the CCO and instruct their broker to provide timely duplicate account statements and confirms of all personal securities transactions to the CCO.

4.   PRE-CLEARANCE AND REPORTING PROCEDURES

     A. PRE-CLEARANCE. Each Access Person shall obtain prior written approval from the CCO in the form attached as Exhibit A for all personal securities transactions in Reportable Securities.

     B.   PRE-CLEARANCE EXCEPTIONS. Pre-clearance requirements do not apply to:

       (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

       (2) Purchases or sales of Reportable Securities which are not eligible for purchase or sale by any Client;

       (3) Purchases or sales of open-end Funds, including Reportable Funds, although Access Persons are reminded that "market timing" the Trust violates our policies and that "front-running" Client transactions or trading in Reportable Funds on the basis of material, nonpublic inside or confidential information violates not only this Code, but our insider trading policies and procedures as

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            well as other securities laws and, if proven, is punishable by fines and other penalties;(5)

       (4) Purchases or sales which are non-volitional on the part of either the Access Person or the Client;

       (5)  Transactions in securities which are not Reportable Securities;

       (6) Transactions in securities in connection with an employer sponsored or other tax-qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month;

       (7)  Purchases which are part of an Automatic Investment Plan or DRIP;

       (8) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

       (9) Gifts of shares of Reportable Securities made by Access Persons; provided, however, that gifts shall never be made by an Access Person based upon any material nonpublic or confidential information the Access person may have; and

       (10) Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given transaction. We may, from time to time, maintain a "Restricted List" of securities in which Access Persons may not trade.

     C.   REQUIRED REPORTS.

       (1) INITIAL AND ANNUAL HOLDINGS REPORTS. Each Access Person must submit to the CCO a report in the form attached as Exhibit B: (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person's holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually, on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.

               Holdings reports must contain the following information:

                (a) the title and type of security and as applicable, the
                    exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

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(5)  Purchases or sales of open-end Reportable Funds are still subject to the
     Reporting Requirements set forth in Section 4.C., below.

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                (b) the name of any broker, dealer or bank with which the Access
                    Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit. (Note that even those accounts which hold only non-Reportable Securities, must be included); and

                (c) the date the Access Person submits the report.

               Brokerage statements containing all required information may be substituted for the Holdings Report Form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a holdings report containing the missing information as a supplement to the statement or confirmation.

       (2) QUARTERLY REPORTS. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the CCO covering all transactions in non-excepted Reportable Securities in the form attached as Exhibit C.

               Transactions reports must contain the following information:

                (a) the date of the transaction, the title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

                (b) the  nature of the  transaction  (I.E.,  purchase,  sale or any other  type of  acquisition  or disposition);

                (c) the price of the security at which the transaction was effected;

                (d) the name of the broker,  dealer or bank with or through which the  transaction  was  effected; and

                (e) the date the Access Person submits the report.

               Brokerage account statements or trade confirmations containing all required information may be substituted for the attached form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation.

     D.   EXCEPTIONS TO REPORTING REQUIREMENTS. The reporting requirements of
          Section 4.C. apply to all transactions in Reportable Securities other than:

       (1) transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and

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       (2)  transactions effected pursuant to an Automatic Investment Plan.

     E. DUPLICATE STATEMENTS AND CONFIRMS. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, will be required to arrange that the broker shall mail directly to the CCO at the same time they are mailed or furnished to such Access Person (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security in such account and (2) copies of periodic statements with respect to the account.

     F. PROHIBITION ON SELF PRE-CLEARANCE. No Access Person shall pre-clear his own trades, review his own reports or approve his own exemptions from this Code. When such actions are to be undertaken with respect to the CCO's personal transactions, Weitz's Chief Operating Officer will perform such actions as are required of the CCO by this Code.

     G.   PRE-CLEARANCE AND REPORTING EXCEPTION FOR INDEPENDENT TRUSTEES.

       (1) PRE-CLEARANCE. Independent Trustees are exempt from the Access Person pre-clearance requirements.

       (2) REPORTING. Independent Trustees are exempt from the initial and annual holdings reports; but are not exempt from certain quarterly transaction reports. Independent Trustees must submit to the CCO a quarterly transaction report in the form attached as Exhibit D not later than thirty (30) days after the end of each calendar quarter with respect to any Reportable Securities transaction occurring in such quarter ONLY IF such person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as such, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, a Client account purchased or sold the Reportable Security, or any Adviser considered purchasing or selling the Reportable Security for a Client account.

5.   CODE NOTIFICATION AND ACCESS PERSON CERTIFICATIONS

The CCO shall provide notice to all Access Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or amendment, each Access Person shall make the certification contained in Exhibit E. Annual certifications are due within ten
(10) days after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons attending.

6.   REVIEW OF REQUIRED CODE REPORTS

     A. Reports required to be submitted pursuant to the Code will be reviewed by the CCO or a designee on a periodic basis.

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     B.   Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be "major" to the Adviser's President and to the Trust's Board of Trustees ("Board"), as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner he or she deems to be appropriate. However, sanctions more severe than a warning or censure must be approved by the President or, if violations relate to the Trust, by the Board.

     C. The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

     D. Sanctions for violations of the Code include: verbal or written warnings and censures, disgorgement of profits, monetary sanctions, denial of salary increases, job demotions, suspension or termination of employment. Where a particular Client has been harmed by the violative action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the President or the Board.

7.   REPORTS TO THE BOARD

No less frequently than annually, the CCO shall submit to the Board a written report (1) describing any issues arising under the Code relating to the Trust since the last report to the Board, including, but not limited to, information about material violations of or waivers from the Code, and (2) certifying that the Code contains procedures reasonably necessary to prevent Access Persons from violating it. The Board shall review the Code and the operation of these policies at least once a year.

The Board shall consider reports made to it pursuant to Section 6.B. and determine what sanctions, if any, in addition to any forfeitures imposed pursuant to Section 3.I., should be imposed for the material violations reported. Sanctions may include, among other things, a letter of censure or suspension or termination of the employment of the violator. The Board shall also consider whether it is appropriate under the circumstances for any forfeitures imposed pursuant to Section 3.I. to be paid to any affected Funds or whether a charity should be designated to receive such forfeitures.

8.   RECORDKEEPING AND REVIEW

This Code, any written prior approval for a Reportable Securities transaction given pursuant to Section 4.B. of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Trust's, Adviser's and/or Distributor's records, as appropriate, for the periods and in the manner required by Rule 17j-1 and Advisers Act Rule 204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

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The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Non-material amendments to this Code should be made no more frequently than annually and shall be distributed as described in Section 5. Material amendments to the Code may be made at any time.


EFFECTIVE DATE:  FEBRUARY 1, 2005

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                                   APPENDIX A

REPORTABLE FUNDS:

The Weitz Fund consisting of six series:
     Value Fund
     Hickory Fund
     Partners Value Fund
     Balanced Fund
     Fixed Income Fund
     Government Money Market Fund

LOCATION OF RELEVANT COMPLIANCE PROCEDURES

Trading Policy
(Adviser Manual Section 6; Fund Manual Section 3)

Advertising Policy
(Adviser Manual Section 9; Fund Manual Section 7.4)

Anti-Money Laundering Policy
(Adviser Manual Section 16; Fund Manual Section 7.5)

Supervisory Matters (incl. Gift Policy and Outside Activities Policy) (Adviser Manual Section 17)

Insider Trading Policy
(Adviser Manual Section 19)

Privacy and Confidentiality
(Adviser Manual Section 20)

 Appendix A                                              Effective as of: 2/1/05

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                APPENDIX B: ACCESS PERSONS AND SUPERVISED PERSONS

      ACCESS PERSONS' NAME(s)                                      POSITIONS*
-------------------------------------------------------------------------------------------------
Wallace R. Weitz                               President/Treasurer/Director-Weitz & Co.;
                                                 Trustee-The Weitz Funds
Kenneth R. Stoll                               Vice President/Chief Operating Officer
Mary K. Beerling                               Assistant Secretary, Vice President/General
                                                 Counsel/Chief Compliance Officer
Lorraine Chang                                 Trustee-The Weitz Funds
John Hancock                                   Trustee-The Weitz Funds
Richard Holland                                Trustee-The Weitz Funds
Thomas Pansing                                 Trustee-The Weitz Funds
Roland J. Santoni                              Trustee-The Weitz Funds
Barbara W. Schaefer                            Trustee-The Weitz Funds
Delmer Toebben                                 Trustee-The Weitz Funds
Barbara V. Weitz                               Secretary/Vice President/Director-Weitz & Co.
Jon Baker                                      Research Analyst
Shar Bennett                                   Accounting Manager
Mary Bickels                                   Client Service Manager
Tom Carney                                     Portfolio Manager/Research Analyst
Kelley Doyle                                   Accountant
Kristie Dye                                    Accountant
Curt Engel                                     Information Technology Staff/Accountant/Accounting
Bonnie Gerber                                  Administrative
Carole Geist                                   Transfer Agent Representative
Martha Gilchrist                               Operations Manager
Rachelle Hill                                  Client Service Representative
Brad Hinton                                    Portfolio Manager/Research Analyst
David Kratz                                    Client Service Representative
Ann Krone                                      Client Service Representative
Lori Kuhlmann                                  Trading/Research Analyst
Monica Mlynczak                                Transfer Agent Representative
Yana Morgan                                    Client Service Representative
Teresa O'Connor                                Transfer Agent Representative
David Perkins                                  Research Analyst
Tiffany Robbins                                Receptionist
Ann Stratton                                   Client Service Representative/Transfer Agent
Dan Sullivan                                   Accountant
Peter Supino                                   Research Analyst
Quoc Tran                                      Research Analyst
Patty Weist                                    Information Technology Supervisor

*To the extent that any Weitz policy or procedure requires the actions of an individual serving in a particular position to be reviewed by that particular position (or require reports to be delivered to that particular position), those reports should be received or those actions reviewed by another designated person.

 Appendix B                                              Effective as of: 5/2/05

                APPENDIX B: ACCESS PERSONS AND SUPERVISED PERSONS

SUPERVISED PERSONS' NAMES (INCLUDES, IN
ADDITION TO ALL ACCESS PERSONS LISTED ABOVE,
THE FOLLOWING):                                   POSITIONS*TITLES*
----------------------------------------------------------------------------------------------------
Wallace R. Weitz                                  President/Treasurer/Director-Weitz & Co.;
                                                    Trustee-The Weitz Funds
Kenneth R. Stoll                                  Vice President/Chief Operating Officer
Mary K. Beerling                                  Assistant Secretary, Vice President/General
                                                    Counsel/Chief Compliance Officer
Barbara V. Weitz                                  Secretary/Vice President/Director-Weitz & Co.
Jon Baker                                         Research Analyst
Shar Bennett                                      Accounting Manager
Mary Bickels                                      Client Service Manager
Tom Carney                                        Portfolio Manager/Research Analyst
Kelley Doyle                                      Accountant
Kristie Dye                                       Accountant
Curt Engel                                        Information Technology Staff/Accountant/Accounting
Bonnie Gerber                                     Administrative Assistant
Carole Geist                                      Transfer Agent Representative
Martha Gilchrist                                  Operations Supervisor
Rachelle Hill                                     Client Service Representative
Brad Hinton                                       Portfolio Manager/Research Analyst
David Kratz                                       Client Service Representative
Ann Krone                                         Client Service Representative
Lori Kuhlmann                                     Trading/Research Analyst
Monica Mlynczak                                   Transfer Agent Representative
Yana Morgan                                       Client Service Representative
Teresa O'Connor                                   Transfer Agent Representative
David Perkins                                     Research Analyst
Tiffany Robbins                                   Receptionist
Ann Stratton                                      Client Service Representative/Transfer Agent
Dan Sullivan                                      Accountant
Peter Supino                                      Research Analyst
Quoc Tran                                         Research Analyst
Patty Weist                                       Information Technology Supervisor

*To the extent that any Weitz policy or procedure requires the actions of an individual serving in a particular position to be reviewed by that particular position (or require reports to be delivered to that particular position), those reports should be received or those actions reviewed by another designated person.

                                    EXHIBIT A

                            THE WEITZ FUNDS ("TRUST")
                     WALLACE R. WEITZ & COMPANY ("ADVISER")
                     WEITZ SECURITIES, INC. ("DISTRIBUTOR")

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Access Person Name:________________________________

Person On Whose Behalf Trade is Being Done (if different): ___________________________

Broker: ________________________ Brokerage Account Number: ________________________

Reportable Security: __________________________________  Ticker Symbol: ____________
                      COMPANY NAME, TYPE OF SECURITY

Number of Shares or Units:_________________    Price per Share or Unit:_______________

Approximate Total Price: __________________    Buy or Sell:___________________________

I HEREBY CERTIFY THAT ALL OF THE FOLLOWING INFORMATION IS TRUE AND COMPLETE:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Weitz Code of Ethics and applicable law.


---------------------------------------     ----------------
SIGNATURE                                   DATE

When signed and dated by the CCO or her designee, this authorization is approved for this transaction only and is effective for 24 hours from the time written below unless you are notified otherwise by the CCO or her designee. A record of this transaction will be kept by the CCO in confidential files.(1)

                                                                            a.m.
_______________________________________     ________________  ______________p.m.
APPROVING PARTY                             DATE              TIME


----------
(1) All pre-clearance forms must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later. If approval is granted to acquire securities in an IPO or a Limited Offering, CCO must indicate reasons for such approval on reverse side of this form.

                                    EXHIBIT B

                            THE WEITZ FUNDS ("TRUST")
                     WALLACE R. WEITZ & COMPANY ("ADVISER")
                     WEITZ SECURITIES, INC. ("DISTRIBUTOR")

                    INITIAL/ANNUAL SECURITIES HOLDINGS REPORT

                THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON
                   WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON
         AND WITHIN 45 DAYS OF THE END OF EACH CALENDAR YEAR THEREAFTER.

The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:

    SECURITY (INCLUDING             NO. OF          PRINCIPAL        BROKER/DEALER OR BANK THROUGH
TICKER/CUSIP AS APPLICABLE)         SHARES           AMOUNT               WHOM ACCOUNT IS HELD
--------------------------------------------------------------------------------------------------


The chart above (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities holdings of securities which are not Reportable Securities, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Reportable Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



Dated:__________________________           Signature: ________________________

                                    EXHIBIT C

                            THE WEITZ FUNDS ("TRUST")
                     WALLACE R. WEITZ & COMPANY ("ADVISER")
                     WEITZ SECURITIES, INC. ("DISTRIBUTOR")

               QUARTERLY TRANSACTIONS AND BROKERAGE ACCOUNT REPORT

                FOR THE CALENDAR QUARTER ENDED __________________

                   THIS FORM MUST BE COMPLETED BY EACH ACCESS
        PERSON WITHIN 30 DAYS FOLLOWING THE END OF EACH CALENDAR QUARTER.

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Weitz Code of Ethics:

                                                                       NATURE OF
SECURITY (WITH                      NO. OF SHARES    INTEREST RATE    TRANSACTION                   EXECUTING BANK
TICKER/CUSIP          DATE OF       OR PRINCIPAL     AND MATURITY     (BUY, SELL,                        OR
AS APPLICABLE)      TRANSACTION        AMOUNT            DATE            OTHER)         PRICE       BROKER/DEALER
--------------------------------------------------------------------------------------------------------------------

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Reportable Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

/ / During the quarter referenced above, I did not establish any new accounts in which securities (including securities which are not considered Reportable Securities) were held during such quarter for my direct or indirect benefit; OR

/ / During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Reportable Securities) were held for my direct or indirect benefit:

              NAME OF BROKER, DEALER OR BANK               DATE ACCOUNT ESTABLISHED
              ---------------------------------------------------------------------



Dated: __________________________           Signature: _________________________

* Please list any additional transactions or accounts on reverse or attach additional pages as necessary.

                                    EXHIBIT D

                            THE WEITZ FUNDS ("TRUST")
                     QUARTERLY SECURITIES TRANSACTION REPORT
                            FOR INDEPENDENT TRUSTEES

                FOR THE CALENDAR QUARTER ENDED __________________

                   THIS FORM MUST BE COMPLETED BY INDEPENDENT
     TRUSTEES WITHIN 30 DAYS OF THE END OF EACH APPLICABLE CALENDAR QUARTER.

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Weitz's Code of Ethics by reason of the fact that I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee/director, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, a Fund purchased or sold the Reportable Security, or a Fund or the Adviser considered purchasing or selling the Reportable Security.

                                                                                                         BROKER/
    SECURITY                                                            NATURE OF                    DEALER OR BANK
   (INCLUDING                        NO. OF SHARES   INTEREST RATE     TRANSACTION                       THROUGH
TICKER/CUSIP,          DATE OF       OR PRINCIPAL     AND MATURITY     (PURCHASE,                         WHOM
AS APPLICABLE)       TRANSACTION        AMOUNT            DATE        SALE, OTHER)       PRICE          EFFECTED
--------------------------------------------------------------------------------------------------------------------

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Reportable Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.


Dated: __________________________            Signature: ________________________

* Please list any additional transactions on reverse or attach additional pages as necessary.

                                    EXHIBIT E

                            THE WEITZ FUNDS ("TRUST")
                     WALLACE R. WEITZ & COMPANY ("ADVISER")
                     WEITZ SECURITIES, INC. ("DISTRIBUTOR")

                     CERTIFICATION OF RECEIPT AND COMPLIANCE

                THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON
                  WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON;
       WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR YEAR THEREAFTER; AND
                   UPON RECEIPT OF ANY AMENDMENT TO THE CODE.

I hereby acknowledge receipt of Weitz's current Code of Ethics (the "Code"), including any applicable amendments. I hereby certify that I (i) recently have read/re-read the Code (including any amendments thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.



Name:       __________________________________
            (Please print or type clearly)


Signature:  _________________________________


Date:       _________________________________